Contact: Suzy Hollinger 808. 525. 8422 shollinger@abinc.com

BENJAMIN PROMOTED TO CEO OF ALEXANDER & BALDWIN
Kuriyama to Continue as Executive Chairman
Parker to Head A&B Properties, Inc.

Honolulu (July 28, 2015) – The Alexander & Baldwin, Inc. (NYSE:ALEX) (“A&B”) Board of Directors announced today the promotion of Christopher J. Benjamin as A&B’s chief executive officer effective January 1, 2016. Benjamin is currently the president and chief operating officer of A&B and president of A&B Properties, Inc., a wholly owned real estate subsidiary of A&B. Stanley M. Kuriyama will retire as chief executive officer on December 31, 2015, and will continue to serve as A&B’s executive chairman of the board.
Kuriyama has been A&B’s chief executive officer since January 1, 2010. During this time, the Company has undergone a significant transformation, including:

•	The separation of A&B’s real estate and transportation business in 2012, which created two of Hawaii’s largest publicly-traded companies, Alexander & Baldwin, Inc. and Matson, Inc.

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The investment of $1.2 billion in Hawaii real estate, including acquisitions such as 70% of the commercial center of Kailua from Kaneohe Ranch and the Harold K. L. Castle Foundation, and 30 properties along Kahala Avenue from Genshiro Kawamoto.

•	The acquisition of Grace Pacific in 2013, Hawaii’s largest natural materials and paving contractor.

•	The continued expansion of A&B’s development pipeline, including commercial, residential and high rise condominium projects on Maui, Kauai and Oahu.
With $2.4 billion in assets, Alexander & Baldwin today is over 70% larger than it was three years ago when it separated from Matson.
“On behalf of the entire board, I’d like to extend our deepest gratitude and appreciation to Stan for his extraordinary leadership as CEO of A&B,” said Charles G. King, A&B lead independent director. “In the years that Stan has been at the helm, he conceived a new path forward for A&B and shepherded it though transformational changes, making it a stronger, more focused company. He has led A&B with vision, integrity and humility, always placing the Company’s interests above his own. We are grateful that A&B will continue to benefit from Stan’s counsel and leadership through his continued chairmanship of our board of directors.”
“We are also very pleased with the succession of Chris Benjamin as A&B’s new chief executive officer. Chris has served A&B with distinction during his 14 years with the Company, including the last four as its president and chief operating officer, and has played an instrumental role in the Company’s successes over that time,” said King. “We look forward to working with Chris during the years ahead.”
Kuriyama added, “I am pleased to entrust the day-to-day management and leadership of the Company to Chris, who brings to the CEO position a broad skill set and breadth of experience, as well as a deep commitment to our community. Chris has worked at such companies as The Queen’s Health Systems, General Motors, Sony, and Booz Allen prior to joining A&B in 2001, and has served in numerous non-profit leadership roles over the nearly 25 years he has lived and worked in Hawaii.”
“As A&B’s president and COO, Chris oversaw the investment of $900 million in commercial properties, development projects and other real estate investments in Hawaii, well positioning A&B to take advantage of the current upturn in the real estate cycle. Chris also was instrumental in the successful migration of A&B’s Mainland commercial real estate assets to Hawaii, thereby improving the quality of our portfolio substantially. Today, 80% of the $77 million of net operating income generated by A&B’s commercial portfolio comes from Hawaii properties as compared to 42% when Chris took the reins, and A&B is now the second largest commercial retail property owner in the state.”
“Through this promotion to chief executive officer, the board of directors and I express our confidence in Chris’ capabilities and our optimism about the Company’s future under his leadership,” said Kuriyama.
The Board also announced that replacing Benjamin as president of A&B Properties (“ABP”) effective September 1, 2015, is Lance Parker, currently ABP senior vice president of acquisitions & dispositions.
“With his diverse real estate knowledge and experience, Lance will be an excellent successor to Chris as A&B Properties’ president,” said Kuriyama. “Lance has contributed significantly to the real estate business’ growth and success, not only through the real estate transactions that he has executed, but also because of his deep integrity and inclusive approach to community building. We are proud of his accomplishments and look forward to his continued leadership,” said Kuriyama.

Additional information follows:
Stanley M. Kuriyama, 61, is chairman and chief executive officer of Alexander & Baldwin, Inc. He became chairman in June 2012. Prior to that, he served as the Company’s president and chief executive officer and on the board of directors since January 2010. Kuriyama first joined A&B in 1992 and since then has held various positions within the organization including serving as A&B’s president from October 2008, president and chief executive officer of A&B Land Group from July 2005 until September 2008, and chief executive officer of A&B Properties from December 1999 to September 2008. Prior to joining A&B, Kuriyama was a partner in the law firm of Cades Schutte Fleming & Wright, specializing in real estate and real estate financing. He is a 1977 graduate of Harvard Law School.
Christopher J. Benjamin, 52, has been A&B’s president and chief operating officer since September 2011, overseeing its real estate and agribusiness subsidiaries. Before becoming president and COO, Benjamin was A&B’s chief financial officer from February 2004 through September 2011. He joined A&B in 2001 as director, corporate development and planning, and was promoted to vice president in 2003. Benjamin received his MBA from Harvard Business School in 1989. He currently serves as chairman of the board of The Nature Conservancy of Hawaii.
Lance K. Parker, 41, has been A&B Properties’ senior vice president of acquisitions & dispositions since 2013. Parker has held several positions of increasing responsibility at ABP since joining the company in 2004. In his current role, Parker is responsible for the Company's real estate acquisitions and dispositions in Hawaii and the U.S. Mainland, and also serves as the company's principal broker. Prior to joining A&B, he was an associate vice president with Grubb & Ellis in California, where he provided commercial brokerage, advisory and transactional services. He is a 1995 graduate of the University of Southern California, with a bachelor's degree in real property management and development. He is a licensed real estate broker in the State of Hawaii and a Certified Commercial Investment Member.
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ABOUT ALEXANDER & BALDWIN
Alexander & Baldwin, Inc. is a Hawaii-based public company, with interests in real estate development, commercial real estate, agriculture, materials and infrastructure construction. With ownership of over 88,000 acres in Hawaii, A&B is the state’s fourth largest private landowner, and one of the state’s most active real estate investors. The Company manages a portfolio comprising five million square feet of leasable space in Hawaii and on the U. S. Mainland and is the second largest owner of retail assets in the state. It owns and operates the state’s only sugar plantation. A&B is also Hawaii’s largest materials company and paving contractor. Additional information about A&B may be found at www.alexanderbaldwin.com.

ABOUT A&B PROPERTIES
A&B Properties is the real estate subsidiary of Alexander & Baldwin, Inc. A&B Properties' diverse real estate holdings include projects on Oahu, Maui, Kauai and the Big Island and a commercial property/investment portfolio comprising 59 properties with five million square feet of retail, office and industrial space located in Hawaii and on the U. S. Mainland. Additional information may be found at A&B Properties' website, www.abprop.com

FORWARD-LOOKING STATEMENTS
Statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. These forward-looking statements are not guarantees of future performance. This release should be read in conjunction with pages 17-30 of Alexander & Baldwin, Inc. ’s 2014 Form 10-K and other filings with the SEC through the date of this release, which identify important factors that could affect the forward-looking statements in this release. We do not undertake any obligation to update our forward-looking statements.

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